Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 133-179075) and on Form S-3 (No. 333-179080) of Jazz Pharmaceuticals Public Limited Company of our report dated April 2, 2012 relating to the consolidated financial statements of EUSA Pharma Inc. (now known as Jazz Pharmaceuticals (EUSA Pharma) Inc.), which appears in this Current Report on Form 8-K/A of Jazz Pharmaceuticals Public Limited Company.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 10, 2012